Exhibit 99.1

Air Lease Corporation Announces Fourth Quarter 2012 Results and Declares its First Quarterly Cash Dividend on its Common Stock

Los Angeles, California, February 28, 2013 — Air Lease Corporation (ALC) (NYSE: AL) announced today the results of its operations for the three months ended and year ended December 31, 2012.

Highlights

Air Lease Corporation reports another consecutive quarter of fleet, revenue, profitability and financing growth:

•                  Diluted EPS increased 117% to $1.28 per share for the year ended December 31, 2012 compared to $0.59 per share for the year ended December 31, 2011. Diluted EPS increased 58% to $0.38 per share in the fourth quarter of 2012 compared to $0.24 in the fourth quarter of 2011.

•                  Revenues increased 95% to $656 million for the year ended December 31, 2012 compared to $337 million for the year ended December 31, 2011. Revenues increased 65% to $190 million in the fourth quarter of 2012 compared to $115 million in the fourth quarter of 2011.

•                  Income before taxes increased 146% to $204 million for the year ended December 31, 2012 compared to $83 million for the year ended December 31, 2011. Income before taxes increased 58% to $61 million in the fourth quarter of 2012 compared to $39 million in the fourth quarter of 2011.

•                  Added 14 aircraft (including 11 aircraft from our order book and three opportunistic/incremental aircraft) and sold one aircraft from our fleet, growing our fleet to 155 aircraft spread across a diverse and balanced customer base of 69 airlines in 40 countries.

•                  Ended the fourth quarter with a composite interest rate of 3.94%, adding debt facilities aggregating $611 million during the fourth quarter and through February 28, 2013 and increased the Company’s unsecured debt as a percentage of total debt to 60.2% as of December 31, 2012 compared to 31.7% as of December 31, 2011.

•                  Based on strong Company performance to date, our board of directors declared ALC’s first quarterly cash dividend of $0.025 per share on our outstanding common stock.

The following table summarizes the results for the three months and years ended December 31, 2012 and 2011 (in thousands, except share amounts):

	Three Months Ended			Year Ended
	December 31,			December 31,
	2012	2011	% change	2012	2011	% change
Revenues	$190,095	$115,057	65%	$655,746	$336,741	95%
Income before taxes	$61,286	$38,687	58%	$203,973	$82,841	146%
Net income	$39,809	$24,762	61%	$131,919	$53,232	148%
Cash provided by operating activities	$115,683	$100,969	15%	$491,029	$267,166	84%
Diluted EPS	$0.38	$0.24	58%	$1.28	$0.59	117%
Adjusted net income(1)	$47,989	$31,660	52%	$163,404	$87,954	86%
Adjusted EBITDA(1)	$173,768	$102,167	70%	$596,451	$290,168	106%

(1) See notes 1 and 2 to the Consolidated Statements of Income included in this earnings release for a discussion of the non-GAAP measures adjusted net income and adjusted EBITDA.

“We more than doubled our year over year profits in all metrics—Income before taxes, Net income and Diluted EPS.  The young age of the highly desirable aircraft types in our globally diversified fleet continue to deliver strong results for our shareholders.  Owing to the financial success of the company since inception three years ago, our board has declared the first quarterly cash dividend on our common stock as part of a new dividend policy,” said Steven F. Udvar-Házy, Chairman and Chief Executive Officer of Air Lease Corporation.

“To further enhance ALC’s growth during Q4 we took advantage of opportunistic transactions and acquired 3 incremental aircraft over and above our new order pipeline.  We concluded the first sale of an aircraft from our fleet and profitably redeployed a 737-800 from a troubled carrier.  In addition to the strong execution of our business plan during the quarter, we worked equally hard to grow our future performance by increasing our orders in the last few months for additional aircraft from Airbus, Boeing and ATR.  We continue to place these aircraft with high quality airline customers many years into the future,” said John L. Plueger, President and Chief Operating Officer of Air Lease Corporation.

Fleet Growth

Building on our base of 142 aircraft at September 30, 2012, we increased our fleet by 13 aircraft during the fourth quarter of 2012 and ended the quarter with 155 aircraft spread across a diverse and balanced customer base of 69 airlines based in 40 countries.

Below are portfolio metrics of our fleet as of December 31, 2012 and 2011:

	December 31, 2012	December 31, 2011
Fleet size	155	102
Weighted-average fleet age(1)	3.5 years	3.6 years
Weighted-average remaining lease term(1)	6.8 years	6.6 years
Aggregate fleet cost	$6.60 Billion	$4.37 Billion

(1)        Weighted-average fleet age and remaining lease term calculated based on net book value.

Over 90% of our aircraft are operated internationally. The following table sets forth the percentage of net book value of our aircraft portfolio in the indicated regions as of December 31, 2012 and 2011:

	December 31, 2012	December 31, 2011
Region	% of net book value	% of net book value
Europe	38.4%	42.1%
Asia/Pacific	35.9	32.0
Central America, South America and Mexico	12.6	12.2
U.S. and Canada	7.3	9.1
The Middle East and Africa	5.8	4.6
Total	100.0%	100.0%

The following table sets forth the number of aircraft we leased by aircraft type as of December 31, 2012 and 2011:

	December 31, 2012		December 31, 2011
Aircraft type	Number of aircraft	% of Total	Number of aircraft	% of total
Airbus A319/320/321	41	26.4%	31	30.4%
Airbus A330-200/300	17	11.0	11	10.8
Boeing 737-700/800	46	29.7	38	37.2
Boeing 767-300ER	3	1.9	3	2.9
Boeing 777-200/300ER	7	4.5	5	4.9
Embraer E175/190	31	20.0	12	11.8
ATR 72-600	10	6.5	2	2.0
Total	155	100.0%	102	100.0%

Debt Financing Activities

During the fourth quarter of 2012 and through February 28, 2013, the Company entered into additional debt facilities aggregating $610.5 million, which included a $450.0 million in senior unsecured notes and additional debt facilities aggregating $160.5 million. We ended the fourth quarter of 2012 with total unsecured debt outstanding of $2.6 billion. The Company’s unsecured debt as a percentage of total debt increased to 60.2% as of December 31, 2012 from 31.7% as of December 31, 2011. We ended the fourth quarter of 2012 with a conservative balance sheet with low leverage and ample available liquidity of $1.29 billion. As part of our financing strategy we will continue to focus on financing the Company on an unsecured basis.

Our financing plan remains focused on continuing to raise unsecured debt in the global bank market and through international and domestic capital markets transactions, reinvesting cash flow from operations, and to a limited extent through government guaranteed loan programs from Ex-Im Bank in support of our new Boeing aircraft deliveries.

As of December 31, 2012, we had established a diverse lending group consisting of 34 banks across four general types of lending facilities. The Company’s debt financing was comprised of the following at December 31, 2012 and 2011:

	December 31, 2012	December 31, 2011
	(dollars in thousands)
Unsecured
Senior notes	$1,775,000	$120,000
Revolving credit facilities	420,000	358,000
Term financings	248,916	148,209
Convertible senior notes	200,000	200,000
Total unsecured debt financing	2,643,916	826,209

Secured
Warehouse facilities	1,061,838	1,048,222
Term financings	688,601	735,285
Total secured debt financing	1,750,439	1,783,507

Total secured and unsecured debt financing	4,394,355	2,609,716
Less: Debt discount	(9,623)	(6,917)
Total debt	$4,384,732	$2,602,799

Selected interest rates and ratios:
Composite interest rate(1)	3.94%	3.14%
Composite interest rate on fixed rate debt(1)	5.06%	4.28%
Percentage of total debt at fixed rate	53.88%	24.26%

(1)         This rate does not include the effect of upfront fees, undrawn fees or issuance cost amortization.

Conference Call

In connection with the earnings release, Air Lease Corporation will host a conference call on February 28, 2013 at 4:30 PM Eastern Time to discuss the Company’s fourth quarter 2012 financial results.

Investors can participate in the conference call by dialing (800) 299-8538 domestic or (617) 786-2902 international. The passcode for the call is 19927931.

For your convenience, the conference call can be replayed in its entirety beginning at 6:30 PM ET on February 28, 2013 until 11:59 PM ET on March 7, 2013. If you wish to listen to the replay of this conference call, please dial (888) 286-8010 domestic or (617) 801-6888 international and enter passcode 85948357.

The conference call will also be broadcast live through a link on the Investor Relations page of the Air Lease Corporation website at www.airleasecorp.com. Please visit the website at least 15 minutes prior to the call to register, download and install any necessary audio software. A replay of the broadcast will be available on the Investor Relations page of the Air Lease Corporation website.

About Air Lease Corporation

Air Lease Corporation is an aircraft leasing company based in Los Angeles, California that has airline customers throughout the world. ALC and its team of dedicated and experienced professionals are principally engaged in purchasing commercial aircraft and leasing them to its airline partners worldwide through customized aircraft leasing and financing solutions. For more information, visit ALC’s website at www.airleasecorp.com.

Contact

Investors:

Ryan McKenna
Assistant Vice President, Strategic Planning & Investor Relations
Email: rmckenna@airleasecorp.com

Media:

Laura St. John
Media and Investor Relations Coordinator
Email: lstjohn@airleasecorp.com

Forward-Looking Statements

Statements in this press release that are not historical facts are hereby identified as “forward-looking statements,” including any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. These statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such statements, including as a result of the following factors, among others:

•                  our inability to make acquisitions of, or lease, aircraft on favorable terms;

•                  our inability to obtain additional financing on favorable terms, if required, to complete the acquisition of sufficient aircraft as currently contemplated or to fund the operations and growth of our business;

•                  our inability to obtain refinancing prior to the time our debt matures;

•                  impaired financial condition and liquidity of our lessees;

•                  deterioration of economic conditions in the commercial aviation industry generally;

•                  increased maintenance, operating or other expenses or changes in the timing thereof;

•                  changes in the regulatory environment;

•                  our inability to effectively deploy the net proceeds from our capital raising activities; and

•                  potential natural disasters and terrorist attacks and the amount of our insurance coverage, if any, relating thereto.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations. You are therefore cautioned not to place undue reliance on such statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

###

Air Lease Corporation and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and par value amounts)

	December 31, 2012	December 31, 2011

Assets
Cash and cash equivalents	$230,089	$281,805
Restricted cash	106,307	96,157
Flight equipment subject to operating leases	6,598,898	4,368,985
Less accumulated depreciation	(347,035)	(131,569)
	6,251,863	4,237,416
Deposits on flight equipment purchases	564,718	405,549
Deferred debt issue costs—less accumulated amortization of $32,288 and $17,500 as of December 31, 2012 and December 31, 2011, respectively	74,219	47,609
Other assets	126,428	96,057
Total assets	$7,353,624	$5,164,593
Liabilities and Shareholders’ Equity
Accrued interest and other payables	$90,169	$54,648
Debt financing	4,384,732	2,602,799
Security deposits and maintenance reserves on flight equipment leases	412,223	284,154
Rentals received in advance	41,137	26,017
Deferred tax liability	92,742	20,692
Total liabilities	$5,021,003	$2,988,310
Shareholders’ Equity
Preferred Stock, $0.01 par value; 50,000,000 shares authorized; no shares issued or outstanding	—	—
Class A Common Stock, $0.01 par value; authorized 500,000,000 shares; issued and outstanding 99,417,998 and 98,885,131 shares at December 31, 2012 and December 31, 2011, respectively	991	984
Class B Non-Voting Common Stock, $0.01 par value; authorized 10,000,000 shares; issued and outstanding 1,829,339 shares	18	18
Paid-in capital	2,198,501	2,174,089
Retained earnings	133,111	1,192
Total shareholders’ equity	2,332,621	2,176,283
Total liabilities and shareholders’ equity	$7,353,624	$5,164,593

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share amounts)

	Three Months Ended December 31,		Year Ended December, 31
	2012	2011	2012	2011
Revenues
Rental of flight equipment	$186,210	$113,627	$645,853	$332,719
Interest and other	3,885	1,430	9,893	4,022
Total revenues	190,095	115,057	655,746	336,741

Expenses
Interest	39,111	14,719	130,419	44,862
Amortization of discounts and deferred debt issue costs	5,441	2,509	16,994	9,481
Extinguishment of debt	—	—	—	3,349
Interest expense	44,552	17,228	147,413	57,692

Depreciation of flight equipment	61,414	38,876	216,219	112,307
Selling, general and administrative	15,703	11,898	56,453	44,559
Stock-based compensation	7,140	8,368	31,688	39,342
Total expenses	128,809	76,370	451,773	253,900
Income before taxes	61,286	38,687	203,973	82,841
Income tax expense	(21,477)	(13,925)	(72,054)	(29,609)
Net income	$39,809	$24,762	$131,919	$53,232

Net income per share of Class A and Class B Common Stock:
Basic	$0.39	$0.25	$1.31	$0.59
Diluted	$0.38	$0.24	$1.28	$0.59
Weighted-average shares outstanding:
Basic	101,247,337	100,714,470	100,991,871	89,592,945
Diluted	107,899,560	103,634,555	107,656,463	90,416,346

Other financial data:
Adjusted net income(1)	$47,989	$31,660	$163,404	$87,954
Adjusted EBITDA(2)	$173,768	$102,167	$596,451	$290,168

(1)         Adjusted net income (defined as net income before stock-based compensation expense and non-cash interest expense, which includes the amortization of debt issuance costs and extinguishment of debt) is a measure of both operating performance and liquidity that is not defined by United States generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to net income, income from operations or any other performance measures derived in accordance with GAAP. Adjusted net income is presented as a supplemental disclosure because management believes that it may be a useful performance measure that is used within our industry. We believe adjusted net income provides useful information on our earnings from ongoing operations, our ability to service our long-term debt and other fixed obligations, and our ability to fund our expected growth with internally generated funds. Set forth below is additional detail as to how we use adjusted net income as a measure of both operating performance and liquidity, as well as a discussion of the limitations of adjusted net income as an analytical tool and a reconciliation of adjusted net income to our GAAP net loss and cash flow from operating activities.

Operating Performance:    Management and our board of directors use adjusted net income in a number of ways to assess our consolidated financial and operating performance, and we believe this measure is helpful in identifying trends in our performance. We use adjusted net income as a measure of our consolidated operating performance exclusive of income and expenses that relate to the financing, income taxes, and capitalization of the business. Also, adjusted net income assists us in comparing our operating performance on a consistent basis as it removes the impact of our capital structure (primarily one-time amortization of convertible debt discounts) and stock-based compensation expense from our operating results. In addition, adjusted net income helps management identify controllable expenses and make decisions designed to help us meet our current financial goals and optimize our financial performance. Accordingly, we believe this metric measures our financial performance based on operational factors that we can influence in the short term, namely the cost structure and expenses of the organization.

Liquidity:    In addition to the uses described above, management and our board of directors use adjusted net income as an indicator of the amount of cash flow we have available to service our debt obligations, and we believe this measure can serve the same purpose for our investors.

Limitations:    Adjusted net income has limitations as an analytical tool, and you should not considered in isolation, or as a substitute for analysis of our operating results or cash flows as reported under GAAP. Some of these limitations are as follows:

•  adjusted net income does not reflect (i) our cash expenditures or future requirements for capital expenditures or contractual commitments, or (ii) changes in or cash requirements for our working capital needs; and

•  our calculation of adjusted net income may differ from the adjusted net income or analogous calculations of other companies in our industry, limiting its usefulness as a comparative measure.

The following tables show the reconciliation of net income and cash flows from operating activities, the most directly comparable GAAP measures of performance and liquidity, to adjusted net income (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(unaudited)		(unaudited)
Reconciliation of cash flows from operating activities to adjusted net income:
Net cash provided by operating activities	$118,533	$100,969	$491,029	$267,166
Depreciation of flight equipment	(61,414)	(38,876)	(216,219)	(112,307)
Stock-based compensation	(7,140)	(8,368)	(31,688)	(39,342)
Deferred taxes	(21,477)	(13,883)	(72,050)	(29,567)
Amortization of discounts and deferred debt issue costs	(5,441)	(2,509)	(16,994)	(9,481)
Extinguishment of debt	—	—	—	(3,349)
Changes in operating assets and liabilities:
Other assets	(1,356)	2,011	18,758	17,438
Accrued interest and other payables	22,288	(5,882)	(25,797)	(19,347)
Rentals received in advance	(4,184)	(8,700)	(15,120)	(17,979)
Net income	39,809	24,762	131,919	53,232
Amortization of discounts and deferred debt issue costs	5,441	2,509	16,994	9,481
Extinguishment of debt	—	—	—	3,349
Stock-based compensation	7,140	8,368	31,688	39,342
Tax effect	(4,401)	(3,979)	(17,197)	(17,450)
Adjusted net income	$47,989	$31,660	$163,404	$87,954

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(unaudited)		(unaudited)
Reconciliation of net income to adjusted net income:
Net income	$39,809	$24,762	$131,919	$53,232
Amortization of discounts and deferred debt issue costs	5,441	2,509	16,994	9,481
Extinguishment of debt	—	—	—	3,349
Stock-based compensation	7,140	8,368	31,688	39,342
Tax effect	(4,401)	(3,979)	(17,197)	(17,450)
Adjusted net income	$47,989	$31,660	$163,404	$87,954

(2)         Adjusted EBITDA (defined as net income before net interest expense, stock-based compensation expense, income tax expense, and depreciation and amortization expense) is a measure of both operating performance and liquidity that is not defined by GAAP and should not be considered as an alternative to net income, income from operations or any other performance measures derived in accordance with GAAP. Adjusted EBITDA is presented as a supplemental disclosure because management believes that it may be a useful performance measure that is used within our industry. We believe adjusted EBITDA provides useful information on our earnings from ongoing operations, our ability to service our long-term debt and other fixed obligations, and our ability to fund our expected growth with internally generated funds. Set forth below is additional detail as to how we use adjusted EBITDA as a measure of both operating performance and liquidity, as well as a discussion of the limitations of adjusted EBITDA as an analytical tool and a reconciliation of adjusted EBITDA to our GAAP net loss and cash flow from operating activities.

Operating Performance:    Management and our board of directors use adjusted EBITDA in a number of ways to assess our consolidated financial and operating performance, and we believe this measure is helpful in identifying trends in our performance. We use adjusted EBITDA as a measure of our consolidated operating performance exclusive of income and expenses that relate to the financing, income taxes, and capitalization of the business. Also, adjusted EBITDA assists us in comparing our operating performance on a consistent basis as it removes the impact of our capital structure (primarily one-time amortization of convertible debt discounts) and stock-based compensation expense from our operating results. In addition, adjusted EBITDA helps management identify controllable expenses and make decisions designed to help us meet our current financial goals and optimize our financial performance. Accordingly, we believe this metric measures our financial performance based on operational factors that we can influence in the short term, namely the cost structure and expenses of the organization.

Liquidity: In addition to the uses described above, management and our board of directors use adjusted EBITDA as an indicator of the amount of cash flow we have available to service our debt obligations, and we believe this measure can serve the same purpose for our investors.

Limitations:    Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our operating results or cash flows as reported under GAAP. Some of these limitations are as follows:

•  adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•  adjusted EBITDA does not reflect changes in or cash requirements for our working capital needs;

•  adjusted EBITDA does not reflect interest expense or cash requirements necessary to service interest or principal payments on our debt; and

•  other companies in our industry may calculate these measures differently from how we calculate these measures, limiting their usefulness as comparative measures.

The following tables show the reconciliation of net income and cash flows from operating activities, the most directly comparable GAAP measures of performance and liquidity, to adjusted EBITDA (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(unaudited)		(unaudited)
Reconciliation of cash flows from operating activities to adjusted EBITDA:
Net cash provided by operating activities	$118,533	$100,969	$491,029	$267,166
Depreciation of flight equipment	(61,414)	(38,876)	(216,219)	(112,307)
Stock-based compensation	(7,140)	(8,368)	(31,688)	(39,342)
Deferred taxes	(21,477)	(13,883)	(72,050)	(29,567)
Amortization of discounts and deferred debt issue costs	(5,441)	(2,509)	(16,994)	(9,481)
Extinguishment of debt	—	—	—	(3,349)
Changes in operating assets and liabilities:
Other assets	(1,356)	2,011	18,758	17,438
Accrued interest and other payables	22,288	(5,882)	(25,797)	(19,347)
Rentals received in advance	(4,184)	(8,700)	(15,120)	(17,979)
Net income	39,809	24,762	131,919	53,232
Net interest expense	43,928	16,236	144,571	55,678
Income taxes	21,477	13,925	72,054	29,609
Depreciation	61,414	38,876	216,219	112,307
Stock-based compensation	7,140	8,368	31,688	39,342
Adjusted EBITDA	$173,768	$102,167	$596,451	$290,168

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(unaudited)		(unaudited)
Reconciliation of net income to adjusted EBITDA:
Net income	$39,809	$24,762	$131,919	$53,232
Net interest expense	43,928	16,236	144,571	55,678
Income taxes	21,477	13,925	72,054	29,609
Depreciation	61,414	38,876	216,219	112,307
Stock-based compensation	7,140	8,368	31,688	39,342
Adjusted EBITDA	$173,768	$102,167	$596,451	$290,168

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2012	2011
	(unaudited)
Operating Activities
Net income	$131,919	$53,232
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of flight equipment	216,219	112,307
Stock-based compensation	31,688	39,342
Deferred taxes	72,050	29,567
Amortization of discounts and deferred debt issue costs	16,994	9,481
Extinguishment of debt	—	3,349
Changes in operating assets and liabilities:
Other assets	(18,758)	(17,438)
Accrued interest and other payables	25,797	19,347
Rentals received in advance	15,120	17,979
Net cash provided by operating activities	491,029	267,166
Investing Activities
Acquisition of flight equipment under operating lease	(1,899,231)	(2,529,901)
Payments for deposits on flight equipment purchases	(418,278)	(360,587)
Proceeds from disposal of flight equipment	47,490	—
Acquisition of furnishings, equipment and other assets	(74,905)	(86,668)
Net cash used in investing activities	(2,344,924)	(2,977,156)
Financing Activities
Issuance of common stock	43	858,774
Tax withholdings on stock-based compensation	(7,312)	—
Issuance of convertible notes	—	193,000
Net change in unsecured revolving facilities	62,000	238,000
Proceeds from debt financings	2,115,607	1,344,530
Payments in reduction of debt financings	(432,129)	(84,796)
Restricted cash	(10,150)	(47,481)
Debt issue costs	(42,149)	(13,933)
Security deposits and maintenance reserve receipts	142,541	180,862
Security deposits and maintenance reserve disbursements	(26,272)	(5,982)
Net cash provided by financing activities	1,802,179	2,662,974
Net increase (decrease) in cash	(51,716)	(47,016)
Cash and cash equivalents at beginning of period	281,805	328,821
Cash and cash equivalents at end of period	$230,089	$281,805
Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest, including capitalized interest of $19,388 at December 31, 2012 and capitalized interest of $10,390 at December 31, 2011	$124,731	$51,986
Supplemental Disclosure of Noncash Activities
Buyer furnished equipment, capitalized interest, deposits on flight equipment purchases and seller financing applied to acquisition of flight equipment under operating leases	$377,892	$190,013